Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Hirschfeld Industries, Inc.

San Angelo, Texas

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated November 16, 2009, relating to the consolidated financial statements of Hirschfeld, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

Dallas, Texas

November 16, 2009